SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. )

Check the appropriate box:

[_] Preliminary Information Statement [_] Confidential, for use of the
Commission Only
(as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

SUN CAPITAL ADVISERS TRUST

(Name of Registrant as Specified in Its Charter)

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[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[SUN CAPITAL ADVISERS TRUST
LETTERHEAD HERE]

January 29, 2004

To the Contractholders/Policyholders of SC Neuberger Berman Mid Cap Growth Fund and SC Neuberger Berman Mid Cap Value Fund:

As you know, Neuberger Berman Management Inc. ("Neuberger Berman") has served as the subadviser to your fund since its inception on May 1, 2001. Neuberger Berman is a wholly-owned subsidiary of Neuberger Berman Inc. which was, until October 31, 2003 a publicly traded company. On that date, Lehman Brothers Holdings Inc. completed its acquisition of Neuberger Berman Inc. (the "acquisition"). As a consequence of the acquisition, Neuberger Berman became a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The acquisition resulted in the automatic termination of the subadvisory agreements among Sun Capital Advisers Trust, on behalf of each Fund, Sun Capital Advisers, Inc. and Neuberger Berman with respect to each Fund.

Sun Capital Advisers Trust's board of trustees unanimously approved new subadvisory agreements with Neuberger Berman.

This transaction does not affect the substantive terms of the subadvisory relationship between Neuberger Berman and the Funds and you do not need to take any action. Your fund's portfolio management team remains intact. The current subadvisory agreements are not being materially changed. There is no change in the fees paid to Neuberger Berman.

The enclosed Information Statement explains the acquisition in greater detail. The acquisition does not require you to send a proxy and we are not asking you for a proxy.

If you have any questions, please contact your agent, or call Sun Capital Advisers Trust at 1-800-432-1102 x1780.

Sincerely,

/s/ JAMES M.A. ANDERSON

James M.A. Anderson

President

SUN CAPITAL ADVISERS TRUST

SC Neuberger Berman Mid Cap Growth Fund
SC Neuberger Berman Mid Cap Value Fund

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the "Trustees") of Sun Capital Advisers Trust (the "Trust"), to the contractholders and policyholders of SC Neuberger Berman Mid Cap Growth Fund ("Growth Fund") and SC Neuberger Berman Mid Cap Value Fund ("Value Fund") (collectively, the "Funds"), each a series of the Trust. This Information Statement is being mailed to contractholders and policyholders on or about January 29, 2004 to all of the Funds' contractholders and policyholders of record as of the close of business on October 31, 2003 (the "Contractholders").

A copy of the Funds' Annual Report for the fiscal year ended December 31, 2002 was previously mailed to contractholders and policyholders on or about February 28, 2003. A copy of the Funds' Semi-Annual Report for the period ended June 30, 2003 was previously mailed to contractholders and policyholders on or about August 29, 2003. Additional copies may be obtained without charge by writing the Trust at One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481 or calling 1-800-432-1102 x1780.

No vote of the Contractholders will be taken with respect to the matters described in this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

  INTRODUCTION

  The Trust is a diversified, open-end management investment company which was organized as a Delaware statutory trust on July 13, 1998. The Trust is a series investment company and currently offers shares of 18 funds, including the Funds, each with its own distinct investment objectives, policies and restrictions. Each Fund sells its shares at net asset value (NAV) directly to separate accounts established and maintained by insurance companies for the purpose of funding variable contracts. Sun Capital Advisers, Inc. ("Sun Capital") acts as adviser to the Funds. Until October 31, 2003, Neuberger Berman Management, Inc. ("Neuberger Berman") acted as subadviser to each Fund pursuant to subadvisory agreements dated May 1, 2001 among the Trust on behalf of each Fund, Sun Capital and Neuberger Berman with respect to each Fund (the "Previous Subadvisory Agreements"). The address of the Trust and Sun Capital is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. The address for Neuberger Berman is 605 Third Avenue, 2nd Floor, New York, NY 10158-0180.

  Neuberger Berman is a wholly-owned subsidiary of Neuberger Berman, Inc. On October 31, 2003, Lehman Brothers Holdings, Inc. ("Lehman Brothers") completed the acquisition of Neuberger Berman Inc. (the "Acquisition"). As a consequence of the Acquisition, Neuberger Berman became a wholly-owned subsidiary of Lehman Brothers.

  As required by the Investment Company Act of 1940 (the "1940 Act"), each Previous Subadvisory Agreement among the Trust on behalf of each Fund, Sun Capital and Neuberger Berman provided for its automatic termination in the event of its "assignment." Because the Acquisition represented a change of control of Neuberger Berman, it constituted an "assignment" of the Previous Subadvisory Agreements under the 1940 Act and thus terminated the Previous Subadvisory Agreements. In anticipation of the Acquisition, on August 12, 2003, the Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act (the "Independent Trustees"), approved new subadvisory agreements among the Trust, on behalf of each Fund, Sun Capital and Neuberger Berman with respect to each Fund (the "New Subadvisory Agreements"). After the Acquisition Neuberger Berman has continued to manage the Funds pursuant to the New Subadvisory Agreements. The terms of the New Subadvisory Agreements are the same in all material respects as the Previous Subadvisory Agreements.

  The Acquisition has no effect on the substantive terms of the advisory agreements between the Funds and Sun Capital.

  Under an order received from the Securities and Exchange Commission (the "SEC"), the Trust and Sun Capital are permitted to enter into subadvisory agreements with subadvisers for the Funds without obtaining the approval of shareholders of the applicable Fund (or, if the Fund serves as a funding medium for any sub-account of a registered separate account, pursuant to voting instructions provided by the unit holders of the sub-account). As conditions of the relief granted, the Trustees of the Trust, including a majority of the Independent Trustees, must approve such subadvisory agreements, and the Fund must provide Contractholders within 90 days of the hiring or entering into a new subadvisory agreement an Information Statement containing certain information regarding the new subadvisory agreement. This Information Statement is being supplied to Contractholders to fulfill such requirement and is being mailed on or about January 29, 2004.

  THE ACQUISITION

  Regarding the details of the Acquisition, Neuberger Berman has advised Sun Capital and the Trustees of the Trust as follows:

  On July 22, 2003, Neuberger Berman Inc., the parent company of Neuberger Berman, and Lehman Brothers announced that they had entered into a definitive agreement whereby Lehman Brothers would acquire Neuberger Berman Inc. in a transaction valued, at the time of the announcement, at approximately $2.625 billion. On October 31, 2003, Neuberger Berman Inc. and Lehman Brothers announced the closing of the transaction. The transaction was approved by Neuberger Berman Inc.'s stockholders on October 31, 2003. Pursuant to the transaction, each Neuberger Berman Inc. stockholder received, for each share of Neuberger Berman Inc. common stock, $9.49 in cash and 0.4741 of a share of Lehman Brothers common stock.

  As a result of the transaction, Neuberger Berman Inc. became part of Lehman Brothers' Client Services Segment's Wealth and Asset Management Division.

  Neuberger Berman has represented to the Trustees of the Trust that the Acquisition does not materially change the management or operations of Neuberger Berman, nor any of the personnel managing the Funds or the other services or business activities relating to the Funds. Based on information provided by Neuberger Berman, the Trustees of the Trust do not believe that the Acquisition will cause any reduction in the quality of services now provided to the Funds, nor do the Trustees believe the Acquisition will have any adverse effect on Neuberger Berman's ability to fulfill its obligations relating to the Funds. The Acquisition and the New Subadvisory Agreements also do not alter in any way the advisory fees payable by the Funds to Sun Capital or the subadvisory fees payable by Sun Capital to Neuberger Berman.

  THE AGREEMENTS

  Advisory Agreements

  Sun Capital has served as investment adviser to the Funds since each Fund's inception pursuant to advisory agreements entered into with each Fund dated May 1, 2001 (the "Advisory Agreements"). The Trustees of the Trust last approved the continuance of the Advisory Agreements at a meeting held on February 13, 2003.

  Under each Fund's Advisory Agreement, Sun Capital has overall advisory and administrative responsibility with respect to the Fund. Each Advisory Agreement also provides that Sun Capital will, subject to its rights to delegate such responsibilities to other parties, provide to the relevant Fund both portfolio management services and administrative services. Under each Advisory Agreement, the Fund pays Sun Capital a monthly management fee equal on an annual basis to 0.95% for the first $750 million, and 0.90% above $750 million, of the average daily net assets of each Fund. In addition, Sun Capital has agreed to limit its management fee and to reimburse each Fund's non-management expenses. Each Fund's total operating expenses will be capped on an annual basis so as not to exceed 1.10% of the Fund's average daily net assets. To the extent that either Fund's total expense ratio falls below its expense limit, Sun Capital reserves the right to be reimbursed for management fees waived and fund expenses paid by it during the prior two fiscal years. In the case of each Fund, Sun Capital has contractually agreed to maintain the expense limits until May 1, 2004. Both Advisory Agreements remain in effect and have not been affected by the Acquisition. For the fiscal year ended December 31, 2003, the aggregate investment advisory fee payable by the Funds to Sun Capital was $0, due to the expense limits described above.

  Previous Subadvisory Agreements

  Under each Previous Subadvisory Agreement, Sun Capital delegated its portfolio management responsibilities for each Fund to Neuberger Berman. The Previous Subadvisory Agreements required Neuberger Berman to manage the investment and reinvestment of the assets of the Funds, subject to the supervision of Sun Capital. Under the terms of each Previous Subadvisory Agreement, Neuberger Berman was authorized to effect portfolio transactions for each Fund, using its own discretion and without prior consultation with Sun Capital. Neuberger Berman was also required to report periodically to Sun Capital and the Trustees of the Trust.

  Under each Previous Subadvisory Agreement, Neuberger Berman was entitled to receive from Sun Capital (and not from the Funds) a subadvisory fee equal on an annual basis to 0.500% of the first $100 million, 0.475% of assets above $100 million to $250 million, 0.450% of assets above $250 million to $500 million, 0.425% above $500 million to $750 million, and 0.400% in excess of $750 million, of the average daily net assets of each Fund. For the fiscal year ended December 31, 2003, the total investment subadvisory fees paid by Sun Capital to Neuberger Berman were $25,634 for the Growth Fund and $38,980 for the Value Fund. The Funds paid no fees to Neuberger Berman under the Previous Subadvisory Agreements and will not pay any fees to Neuberger Berman under the New Subadvisory Agreements.

  The Previous Subadvisory Agreements were last approved by the Trustees of the Trust, including a majority of the Independent Trustees, at a meeting held on February 13, 2003. The Previous Subadvisory Agreements were approved by the initial sole shareholder of each Fund on April 27, 2001.

  New Subadvisory Agreements

  Each New Subadvisory Agreement, dated October 31, 2003, is identical in all material respects to the Previous Subadvisory Agreements. They differ only in regard to their dates of execution and the dates of their initial term.

  Portfolio management. Like the Previous Subadvisory Agreements, each New Subadvisory Agreement requires Neuberger Berman to manage the investment and reinvestment of the assets of each Fund, subject to the supervision of Sun Capital. Under the terms of the New Subadvisory Agreements, Neuberger Berman is authorized to effect portfolio transactions for each Fund, using its own discretion and without prior consultation with Sun Capital. Neuberger Berman is also required to report periodically to Sun Capital and the Trustees of the Trust.

  Term. Each New Subadvisory Agreement provides that it will continue in effect until December 31, 2003, and thereafter, but only as long as its continuance is approved at least annually by: (i) the vote, cast in person at a meeting called for the purpose, of a majority of the Independent Trustees and (ii) the vote of either a majority of the Trustees of the Trust or a majority of the outstanding shares of the Fund. At its November 13, 2003 meeting, the Trustees of the Trust, including a majority of the Independent Trustees, approved the continuance of the New Subadvisory Agreements for an additional year ending December 31, 2004.

  Termination. Like the Previous Subadvisory Agreements, each New Subadvisory Agreement may, upon 60 days' written notice to Neuberger Berman, be terminated without penalty by the Fund, the Trustees of the Trust, by vote of a majority of the outstanding voting securities of the Fund, or by Sun Capital. Each New Subadvisory Agreement may, upon 120 days' written notice to the Trust and Sun Capital, be terminated without penalty by Neuberger Berman. Each New Subadvisory Agreement terminates automatically in the event of its assignment or upon the termination of the respective Advisory Agreement.

  Indemnification provisions. Like the Previous Subadvisory Agreements, each New Subadvisory Agreement provides that Sun Capital shall indemnify Neuberger Berman against any loss resulting from (a) Sun Capital's willful misfeasance, bad faith or gross negligence generally in the performance of its duties or the reckless disregard of its obligations or duties under the subadvisory agreement and (b) Sun Capital's breach of any duty or warranty under the agreement or any inaccurate representation. Like the Previous Subadvisory Agreements, each New Subadvisory Agreement does not indemnify Neuberger Berman from liability for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of such duties. Neuberger Berman will indemnify and hold harmless Sun Capital, its affiliated persons and the subadvised funds (collectively, the "Indemnified Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and attorneys fees incurred by any Indemnified Person to the extent resulting, in whole or in part, from any of Neuberger Berman's acts or omissions specified in each New Subadvisory Agreement, any breach of any duty or warranty of Neuberger Berman or any inaccuracy of any representation of Neuberger Berman made thereunder, provided, however, that nothing therein contained will provide indemnity to any Indemnified Person for liability resulting from its own willful misfeasance, bad faith, or gross negligence in the performance of its duties or reckless disregard of such duties.

  Compensation. As compensation for its services under each New Subadvisory Agreement, Neuberger Berman is entitled to receive from Sun Capital subadvisory fees calculated at the same rates as those charged under the Previous Subadvisory Agreements described above. Sun Capital, not the Funds, is responsible for payment of these subadvisory fees.

  Factors Considered by Sun Capital and the Trustees

  The Previous Subadvisory Agreements by their terms terminated upon the Acquisition, since the Acquisition constituted a change of control of Neuberger Berman for purposes of the 1940 Act. Because of this, at its August 12, 2003 meeting, the Trustees of the Trust, including all of the Independent Trustees, approved each New Subadvisory Agreement, which became effective on October 31, 2003. Each New Subadvisory Agreement provides that it will continue in effect until December 31, 2003, and thereafter, but only as long as its continuance is approved at least annually by the Trustees, including the Independent Trustees. As a result, at its November 13, 2003 meeting, the Trustees of the Trust, including all of the Independent Trustees, approved the renewal of each New Subadvisory Agreement. The August 12, 2003 and November 13, 2003 meetings of the Trustees are referred to collectively as the "Meetings."

  At the Meetings, Sun Capital and the Trustees of the Trust, including a majority of the Independent Trustees, determined that the terms of each New Subadvisory Agreement are fair to, and in the best interests of, the Funds and their Contractholders. In evaluating the New Subadvisory Agreements, Sun Capital and the Trustees of the Trust considered the fact that the New Subadvisory Agreements are substantially identical to the Previous Subadvisory Agreements, including the terms relating to the services to be provided and the fees to be paid by Sun Capital to Neuberger Berman. Sun Capital and the Trustees considered the performance of Neuberger Berman to date in providing services to the Funds, and the skills and capabilities of the personnel of Neuberger Berman.

  At the Meetings, the Trustees discussed the proposed change in control and the New Sub-Advisory Agreements. In its consideration of the New Sub-Advisory Agreements, the Trustees, including the Independent Trustees, received information about the Subadviser and the change in control. The Trustees received assurances from Neuberger Berman that there would be no material change in the personnel providing services to the Funds and no reduction in the nature or quality of those services. Neuberger Berman informed the Trustees that it did not foresee any changes in its day-to-day operations as a result of the change in control.

  During the Meetings, Sun Capital and the Trustees of the Trust reviewed materials furnished by Neuberger Berman. Those materials included information regarding Neuberger Berman, Lehman Brothers Holdings Inc., their respective affiliates and their personnel, operations and the terms of the Acquisition. Sun Capital and the Trustees also considered the possible effects of the Acquisition on the Funds and the Contractholders of the Funds.

  In approving the New Subadvisory Agreements, the Trustees of the Trust evaluated the experience of Neuberger Berman's key personnel in portfolio management, the arrangements made to secure the continued services of the key personnel in portfolio management and the high quality of services Neuberger Berman is expected to continue to provide to the Funds, and gave careful consideration to all factors deemed to be relevant to each Fund, including, but not limited to: (1) the fact that the compensation payable to Neuberger Berman by Sun Capital under the New Subadvisory Agreements is at the same rates as the compensation payable by Sun Capital to Neuberger Berman under the Previous Subadvisory Agreements, (2) the fact that the material terms of the New Subadvisory Agreements are unchanged from the Previous Subadvisory Agreements, and (3) the reputation, qualification and background of Neuberger Berman.

  In addition, the Trustees of the Trust had previously given careful consideration to various factors when approving the Funds' Previous Subadvisory Agreements including, but not limited to: (1) the research-intensive nature and quality of the services expected to be rendered to the Funds, (2) the importance of such research and services to the fulfillment of the particular investment objective of the Funds and the investment policies of the Funds, (3) the reasonableness of the overall compensation to be paid to Neuberger Berman for its advisory services, (4) the requirement pursuant to the terms of the Previous Subadvisory Agreements that Neuberger Berman or its affiliates pay or reimburse the Funds for the expenses incurred in connection with the Acquisition so that Contractholders of the Funds would not bear those expenses and (5) other factors they deemed relevant.

  BROKERAGE ALLOCATION

  In their consideration of the New Subadvisory Agreements, the Trustees took into account Neuberger Berman's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Funds. In addition, the Trustees considered the provision by brokers and dealers of brokerage and research services to Neuberger Berman.

  Decisions concerning the purchase and sale of portfolio securities and the allocation of brokerage commissions are made by Neuberger Berman pursuant to recommendations made by the portfolio managers. Orders for purchases and sales of securities are placed in a manner which, in the opinion of Neuberger Berman, will offer the best price and market for the execution of each transaction.

  Each Fund's primary policy is to execute all purchases and sales of portfolio instruments at the most favorable prices consistent with best execution, considering all of the costs of the transaction including brokerage commissions. This policy governs the selection of brokers and dealers and the market in which a transaction is executed.

  To the extent consistent with the foregoing, each Fund will be governed in the selection of brokers and dealers, and the negotiation of brokerage commission rates and dealer spreads, by the reliability and quality of the services, including primarily the availability and value of research information and to a lesser extent statistical assistance furnished to Neuberger Berman, and their value and expected contribution to the performance of the Fund. It is not possible to place a dollar value on information and services to be received from brokers and dealers, since it is only supplemental to the research efforts of Neuberger Berman. The receipt of research information is not expected to reduce significantly the expenses of Neuberger Berman. The research information and statistical assistance furnished by brokers and dealers may benefit other advisory clients of Neuberger Berman, and conversely, brokerage commissions and spreads paid by other advisory clients of Neuberger Berman may result in research information and statistical assistance beneficial to the Funds. While Neuberger Berman's officers will be primarily responsible for the allocation of each Fund's brokerage business, those policies and practices must be consistent with the foregoing, and will at all times be subject to review by the Trustees of the Trust.

  As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), each Fund may pay to a broker which provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. This practice is subject to a good faith determination by Neuberger Berman that the price is reasonable in light of the services provided viewed either in terms of the specific transaction involved in Neuberger Berman's overall duties to the Funds or the policies that the Trustees of the Trust may adopt from time to time.

  Other investment advisory clients advised by Neuberger Berman may also invest in the same securities as the Funds. When these clients buy or sell the same securities at substantially the same time, Neuberger Berman may average the transactions as to price and allocate the amount of available investments in a manner which Neuberger Berman believes to be equitable to each client, including the Funds. In individual instances, this investment procedure may adversely affect the price to be paid or received by a Fund or the size of the position attainable for it. On the other hand, to the extent permitted by law, Neuberger Berman may aggregate securities to be sold or purchased for the funds with those to be sold or purchased for other clients managed by it in order to obtain overall best execution for its participating clients.

  During the Funds' fiscal year ended December 31, 2003, Growth Fund paid $19,798 in brokerage commissions and Value Fund paid $19,152 in brokerage commissions.

  Affiliated Brokers. Pursuant to procedures determined by the Trustees and subject to the general policies of the Trust and Section 17(e) of the 1940 Act, Neuberger Berman may place securities transactions with brokers with whom it is affiliated ("Affiliated Brokers"). Neuberger Berman has informed the Trust that it would not place a Fund transaction with an Affiliated Broker if the Fund would have to pay a commission rate less favorable than similar charges for comparable transactions for their other unaffiliated customers.

  At least annually, Neuberger Berman furnishes a statement to the Trust setting forth the total amount of all compensation retained by an Affiliated Broker in connection with effecting transactions for the account of a Fund, and the Board reviews and approves all such portfolio transactions on a quarterly basis and the compensation received by Affiliated Brokers in connection therewith. During the fiscal year ended December 31, 2003, Growth Fund and Value Fund each paid brokerage commissions of $5,248 and $12,811, respectively, to Neuberger Berman, LLC, and $269 and $219, respectively, to Lehman Brothers, Inc. Each of Neuberger Berman, LLC and Lehman Brothers, Inc. is an Affiliated Broker. Amounts paid to Affiliated Brokers represented 27.87% and 68.03%, respectively of the total brokerage commissions paid by Growth Fund and Value Fund during the fiscal year ended December 31, 2003. Neither Fund paid any brokerage commissions to Sun Capital or its affiliates or to any other Affiliated Brokers.

  INFORMATION ABOUT NEUBERGER BERMAN

  Neuberger Berman is an indirect wholly-owned subsidiary of Lehman Brothers. Neuberger Berman is located at 605 Third Avenue, New York, New York 10158. Lehman Brothers is located at 745 Seventh Avenue, New York, NY 10019. Prior to the Acquisition, Neuberger Berman was a wholly-owned subsidiary of Neuberger Berman Inc., a publicly traded investment firm.

  Neuberger Berman and its predecessor firms and affiliates have been managing money since 1939 and have specialized in the management of mutual funds since 1950. Neuberger Berman is an SEC registered investment adviser that provides investment advisory services to the Funds and to other registered investment companies.

  The name and principal occupation of the principal executive officer and each director of Neuberger Berman is as follows:

Name	Principal Occupation
Peter E. Sundman	President and Director, Neuberger Berman
Jeffery B. Lane	Director, Neuberger Berman; Chairman, Wealth and Asset Management Division, and Vice Chairman, Lehman Brothers Inc.
Robert Matza	Director, Neuberger Berman; President and Chief Operating Officer, Neuberger Berman, LLC
Jack Rivkin	Chairman and Director, Neuberger Berman; Executive Vice President and Chief Investment Officer, Neuberger Berman, LLC
Heidi Steiger	Director, Neuberger Berman; Executive Vice President and Head of Private Asset Management, Neuberger Berman, LLC

  The address of all the above is 605 Third Avenue, New York, New York 10158.

  Neuberger Berman acts as investment adviser or subadviser to the following other mutual funds, which have a similar investment objective to that of the Growth Fund:

Fund	Annual Management Fee Rate (as a % of net assets)
	Assets	Rate
Neuberger Berman Manhattan Fund	First $250 million Next $250 million Next $250 million Next $250 million Next $250 million Next $250 million In excess of $4 billion	0.550% 0.525% 0.500% 0.475% 0.450% 0.425% 0.400%
AST Neuberger Berman Mid-Cap Growth Portfolio	First $1 billion Over $1 billion	0.40% 0.35%

  Neuberger Berman also acts as investment adviser or subadviser to the following mutual funds, which have a similar investment objective to that of Value Fund:

Fund	Annual Management Fee Rate (as a % of net assets)
	Assets	Rate
Neuberger Berman Regency Fund and Neuberger Berman Advisers Management Trust - Regency Portfolio	First $250 million Next $250 million Next $250 million Next $250 million Next $250 million Next $250 million In excess of $4 billion	0.550% 0.525% 0.500% 0.475% 0.450% 0.425% 0.400%
AST Neuberger Berman Mid-Cap Value Portfolio	First $1 billion 0ver $1 billion	0.40% 0.35%
ASAF Neuberger Berman Mid-Cap Value Fund	First $1 billion 0ver $1 billion	0.40% 0.35%
Metropolitan Neuberger Berman Partners Mid Cap Value Portfolio	First $250 million Next $750 million Over $1 billion	0.45% 0.40% 0.35%
Principal Variable Contracts Mid-Cap Value Account and Principal Investors Partners Mid-Cap Value Fund	First $100 million Next $150 million Next $250 million Next $250 million Over $750 million	0.50% 0.475% 0.45% 0.425% 0.40%
Penn Series Mid-Cap Value Fund	All assets	0.43%

  Neuberger Berman has not waived, reduced or otherwise agreed to reduce its compensation for the funds listed above, except in the case of Neuberger Berman Regency Fund (the "Regency Fund"). Neuberger Berman has contractually undertaken to reimburse the Investor Class of the Regency Fund ("Regency Fund Investor Class") for its total operating expenses (excluding interest, taxes, brokerage commissions and extraordinary expenses) which exceed, in the aggregate, 1.50% per annum of Regency Fund Investor Class' average daily net assets. This undertaking lasts until August 31, 2014. Regency Fund Investor Class has contractually undertaken to reimburse Neuberger Berman for the excess expenses paid by Neuberger Berman, provided the reimbursements do not cause the Regency Fund Investor Class' total operating expenses (exclusive of interest, taxes, brokerage commissions and extraordinary expenses) to exceed an annual rate of 1.50% of average daily net assets and the reimbursements are made within three years after the year in which Neuberger Berman incurred the expense.

  The Trustees of the Trust and the principal executive officers of Sun Capital do not have any affiliation with Neuberger Berman other than Neuberger Berman's provision of subadvisory services to the Funds. The Trustees of the Trust and the principal executive officers of Sun Capital did not have any material interest in any transactions with Neuberger Berman or its parents and affiliates during the fiscal year ended December 31, 2003, and do not have any material interest in any proposed transactions to which Neuberger Berman, any parent or its affiliates was or is to be a party.

  On April 28, 2003, Lehman Brothers Inc. ("LBI"), an affiliate of Lehman Brothers, without admitting or denying the allegations against it, consented to settle charges brought by the SEC that LBI had violated certain rules of the National Association of Securities Dealers, Inc. (the "NASD") and the New York Stock Exchange, Inc. ("NYSE"). The United States District Court for the Southern District of New York approved the settlement, entering a final judgment on October 31, 2003. This settlement and settlements with nine other brokerage firms are part of the global settlement the firms have reached with the SEC, NASD, Inc., the NYSE, the New York Attorney General, and other state regulators. Once this settlement becomes effective, Lehman Brothers and its affiliates (which would include Neuberger Berman following completion of the Acquisition) would not be eligible to act as investment advisers, sub-advisers, or principal underwriters to registered investment companies, unless they obtain exemptive relief from the SEC.

  Lehman Brothers, Neuberger Berman and Lehman Brothers' other affiliated investment advisers and underwriters (the "Applicants") have made an application to the SEC to obtain: (i) an order of temporary exemption pending the SEC's determination on the application for a permanent exemption (The "Temporary Order") and (ii) a permanent order by the SEC exempting each Applicant from the prohibitions which would prevent the Applicants from performing certain advisory and underwriting services to their clients as a result of the settlement described above. On October 31, 2003, the SEC granted the Applicants' request for the Temporary Order.

  OTHER INFORMATION

  Information about Sun Capital

  Sun Capital is an indirect, wholly-owned subsidiary of Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Exchange Act with common shares listed on the New York, Toronto and Philippine stock exchanges. Sun Capital is a Delaware corporation and an investment adviser registered under the Investment Advisers Act of 1940. Sun Capital provides investment management and supervisory services to discretionary client accounts and to proprietary accounts of companies affiliated with Sun Life Financial.

  Several of the Trust's trustees and officers are also directors and officers of companies affiliated with Sun Life Financial or the adviser. The table below provides more information about the Trust's trustees and officers.

Name, Address and Age	Position with the Trust	Principal Occupation Past 5 Years
C. James Prieur* One Sun Life Executive Park Wellesley Hills, MA 02481 150 King Street West Toronto, Ontario M5H 1J9 Canada Age: 52	Chairman, Executive Vice President and Trustee	President and Chief Operating Officer, Sun Life Assurance Company of Canada. Chairman, since 1998, and Director, Sun Capital Advisers, Inc. since 1992. Associated with Sun life Financial since 1979.
James M.A. Anderson* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 54	President, Chief Executive Officer and Trustee

  Vice president, Investments, U.S. operations, Sun Life Assurance Company of Canada (U.S.). Chief Investment Officer since 2000, and President and Director, Sun Capital Advisers, Inc., since 1998. Associated with Sun Life Financial since 1970.

James F. Alban* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 42	Chief Financial Officer and Treasurer

  Assistant Vice President, Sun life Assurance Company of Canada (U.S.). Senior Vice President and Chief Financial Officer, Sun Capital Advisers, Inc., since 2000. Assistant Vice President, Sun Capital Advisers, Inc., 1998-2000. Associated with Sun Life Financial since 1998.

Richard Gordon, CFA* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 58	Vice President

  Vice president, U.S. Public Bonds, Sun Life Assurance Company of Canada (U.S.). Senior vice president, Sun Capital Advisers, Inc., since 2000. Vice president, Sun Capital Advisers, Inc., 1992-2000. Associated with Sun Life Financial since 1968.

John W. Donovan* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 38	Vice President

  Assistant Vice President, Sun Life Assurance Company of Canada (U.S.). Senior Vice President, Sun Capital Advisers, Inc. since 2003. Associated with Sun Life Financial since 2001. Prior to that, Vice President and Senior Bond Trader at Back Bay Advisors.

Evan S. Moskovit* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 38	Vice President	Assistant Vice President, Sun Life Assurance Company of Canada (U.S.). Senior Vice President, Sun Capital Advisers, Inc. since 2002. Associated with Sun Life Financial since 1989.
Thomas V. Pedulla* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 37	Vice President	Vice President, Real Estate, Sun Life Assurance Company of Canada (U.S.). Senior Vice President, Sun Capital Advisers, Inc. since 2000. Associated with Sun Life Financial since 1991.
Leo D. Saraceno* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 41	Vice President	Assistant Vice President, Equities, Sun Life Assurance Company of Canada (U.S.). Senior Vice President, Sun Capital Advisers, Inc. since 2001. Associated with Sun Life Financial since 1986.
Michael A. Savage* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 39	Vice President	Assistant Vice President, Sun Life Assurance Company of Canada (U.S.). Senior Vice President of Sun Capital Advisers, Inc. since 2003. Associated with Sun Life Financial since 1993.
Maura A. Murphy, Esq.* One Sun Life Executive Park Wellesley Hills, MA 02481 Age: 43	Secretary

  Senior Counsel, Sun Life Assurance Company of Canada (U.S.). Senior Vice President and Chief Counsel, since 2000, and Secretary since 1998, Sun Capital Advisers, Inc. Associated with Sun Life Financial since 1998.

Graham E. Jones 33 Garfield Street Santa Fe, NM 87501 Age: 70	Trustee	Senior Vice President, BGK Properties, Inc. (real estate), since 1994.
Anthony C. Paddock 350 Fifth Street, Suite 5513 New York, NY 10118 Age: 68	Trustee	Managing Director, Empire Valuation Consultants, Inc., since 1996. President, AC Paddock & Associates (consulting), since 1996.
William N. Searcy, Jr. 4411 133rd St. Ct., N.W. Gig Harbor, WA 98332 Age: 57	Trustee	Private investor, since September 2003. Pension and savings trust officer, Sprint Corp., 1989 to September, 2003.
William N. Searcy, Jr. 4411 133rd St. Ct., N.W. Gig Harbor, WA 98332 Age: 57	Trustee	Private investor, since September 2003. Pension and savings trust officer, Sprint Corp., 1989 to September, 2003.

  * An interested person of the Funds for purposes of Section 2(a)(19) of the 1940 Act.

  The address of Sun Capital is Sun Capital Advisers, Inc., One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

  The directors of Sun Capital are James M.A. Anderson, Gary Corsi, and C. James Prieur. Sun Capital is a wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)"), which is an indirect wholly-owned subsidiary of Sun Life Financial. Sun Life Financial and its affiliates currently transact business in Canada, the United States, the United Kingdom, Asia and South America.

  Administrator

  State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, is the Funds' Administrator.

  Ownership of Shares

  Each Fund offers its shares to separate accounts that are funding vehicles for variable contracts offered by Sun Life Assurance Company of Canada (U.S.) and its affiliates and other insurance companies. The number of shares of beneficial interest of the Funds issued and outstanding as of December 31, 2003, was 859,528.796 for Growth Fund and 796,774.152 for Value Fund.

  Record Ownership

  As of December 31, 2003, 100% of the outstanding voting securities of the Funds were owned by separate accounts of: (1) Sun Life Insurance and Annuity Company of New York ("Sun Life (N.Y.)"), (2) Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)"), and the general account of Sun Life Assurance Company of Canada ("Sun Life of Canada"). The table below sets out the number of shares and percentages of the Funds' shares represented by such number for each separate account. The percentage of shares outstanding may not total 100% due to rounding.

Neuberger Berman Mid Cap Growth Fund
Account	Number of Shares	Percentage of Shares
Sun Life (N.Y.)	1,093.216	0.13%
Sun Life (U.S.)	658,435.580	76.60%
Sun Life of Canada	200,000.000	23.27%
Neuberger Berman Mid Cap Value Fund
Sun Life (N.Y.)	1,214.930	0.15%
Sun Life (U.S.)	594,506.134	74.62%
Sun Life of Canada	201,053.088	25.23%

  As of December 31, 2003, to the Trust's knowledge, no persons other than those set forth above owned of record or beneficially more than 5% of the outstanding shares of each Fund. As of December 31, 2003, the officers and Trustees as a group owned less than 1% of the outstanding shares of each Fund.

  NO ACTION REQUIRED

This Information Statement is provided to you solely for informational purposes. No Contractholder vote is being taken with respect to the matters described. You are not being asked to provide a proxy.